EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

            Made and entered into this 1th day of December 2009.

Between:          Future I.T. Ltd.
                  Of 4 Ha'melacha Street P.O.B 1301, Lod 71520
                  (hereinafter the "Company");
                                                              On the first part;
                                                              -----------------

And:              Mr. Tzahi Langer, I.D. No 27250117
                  Of 10 Shaul Ha'melech Street, Kiryat Uno
                  (hereinafter the "Officer").
                                                              On the second part
                                                              ------------------

Whereas, the Company is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management and monitoring solutions for small/ medium sized enterprises, or SMEs, and larger enterprises, running different applications in a Microsoft Structured Query Language, or SQL Server, environment, versions 2000,2005 and 2008, supporting all editions as well as Microsoft SQL Server Desktop Engine, or MSDE, and SQL Express.

Whereas, the Officer has the experience, know-how and qualifications to serve as the CEO of the Company (hereinafter "CEO"); and

Whereas, the Company has offered that the Officer undertakes employment with the Company as its CEO and the Officer agrees to be employed as such, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by the parties as follows:

1. Preamble
   --------

     The Preamble to this Agreement forms an integral part thereof.

2. Employment
   ----------

     The Company hereby employs the Officer, and the Officer hereby agrees to serve as the Company's CEO. The Officer shall perform the duties, undertake the responsibilities, and exercise the authority customarily performed, undertaken, and exercised

     2.1 Excluding periods of vacation and sick leave to which the Officer is entitled hereunder, the Officer agrees to devote total attention, full time, at his working hours, to the business and affairs of the Company as required to discharge the responsibilities assigned to the Officer hereunder. The Officer's duties shall be in the nature of management duties that demand a


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          special level of loyalty,  and accordingly,  the Law of Work Hours and
          Rest - 1951 shall not apply to this Agreement. During the term of this Agreement the Officer shall not be engaged in any other employment nor engage in any other business activities for any other person, firm or company without the prior written consent of the Company.

     2.2 The Officer shall report to the CEO of FutureIT, Inc., the Company's parent company ("FIT").

     2.3 The Officer warrants that in view of his position, his agreement with the Company is a personal agreement and this Agreement will accordingly not be governed by any collective agreement and/or various extension orders, unless expressly provided otherwise herein.

     2.4 The term of employment under this Agreement shall commence on 1.12.09 (the "Effective Date").

3. Salary and Other Payments
   -------------------------

     3.1  Base Salary
          -----------

          3.1.1 The Company shall pay the Officer a monthly base salary of 24,000 (Twenty Four Thousand) NIS (hereinafter the "Base Salary") gross, payable each month not later than the Ninth day of each month.

          3.1.2 The Base Salary specified above includes remuneration for working overtime and on days of rest, and the Officer shall not be entitled to any further remuneration or payment whatsoever other than the Base Salary, unless expressly specified in this Agreement. The Officer acknowledges that the Salary to which he is entitled pursuant to this Agreement constitutes due consideration for him working overtime and on the weekly rest or holidays.

4. Officer Benefits
   ----------------

     The Officer shall be entitled to the following benefits:

     4.1 Manager's Insurance. At the end of each month during the employment of the Officer hereunder, the Company will pay to an insurance company of the Officer's choice as premium for manager's insurance for the Officer, an amount equal to 13.3% of the Base Salary together with up to 2.5% of the Base Salary for disability, and will deduct from each payment of the Base Salary and pay to such insurance company an amount equal to 5% of the Base Salary, which shall constitute the Officer's contribution to such premium.

     4.2 Sick Leave. The Officer shall be entitled to fully paid sick leave pursuant to the Sick Pay-Law - 1976.


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     4.3  Vacation. The Officer shall be entitled to an annual vacation pursuant to the law after pre coordination and receiving the Company's consent to the predicted date for vacation..

     4.4 Dmey Havra'a. The Officer shall be entitled to Dmey Havra'a as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party regarding the payment of Dmey Havra'a that is in force and effect.

     4.5 Automobile During the term of this Agreement the Company shall, provide the Officer with a car, group 4.



          The Company shall pay all costs associated with the operation and maintenance of the car, whether fixed or variable, including, fuel.

          For the avoidance of doubt, it is hereby emphasized that the Company shall not be obliged to pay any fines related to the use of the Officer's automobile. Additionally, expenses related to damages from accident, theft, etc. including insurance deductibles and vehicle repair expenses are the sole responsibility of the Officer.

          The Officer shall be responsible for cleaning the car, taking it for tests, parking tickets and filling in work forms for anyone the car is transferred to.

          The Officer must report all accidents he is involved in as part of the insurance policy. The Officer must fill in an accident report of any incident. The Officer shall be responsible for any damage caused to the car and/or for expenses not covered by the insurance policy, unless the insurer waives expenses and/or a counter claim. The Officer is aware that failure to report an incident can cause loss of coverage.

          The Officer is aware that he must pay taxes regarding the use of the car in accordance with the law.

          The Officer hereby declares that he has a valid driver license and undertakes to drive the car according to the law and maintain safety procedures required.

     4.6 Cellular Telephone During the term of this Agreement, the Company shall provide the Officer with a cellular telephone. The Company will provide the Officer with a monthly allowance of which the Company is obligated to pay in cellular telephone expenses. Any expenses incurred on the Officer's account beyond the Company's monthly allowance are the sole responsibility of the Officer.

     4.7 Option - The Officer shall be granted with options in FIT ("Options"), subject to board approval, according with the Company's Officer stock option plan. All terms and conditions regarding the issuance and exercise, and exercise price including the vesting periods, of any such options shall


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          be as provided for in the  Company's'  Officer stock option plan and a separate option agreement to be executed between the Officer and the Company.



5. Termination
   -----------

     5.1 Without Cause. Either party may terminate the Officer's employment without cause, provided, however that a sixty (60) days written notice is given to the other party.

     5.2 Cause. The Company may terminate the Officer's employment for Cause. Termination for "Cause" shall be limited to: (i) conviction of the Officer of a felony which in the Company's view is injurious to the Company, or a crime constituting an act of moral turpitude; (ii)
          Officer's embezzlement of funds of the Company; (iii) Officer's willful disregard of lawful and proper instructions of the officers of the company with respect to Officer's duties to the Company following a notice stating the nature of such officers instruction; (iv) any willful breach by the Officer of his fiduciary duties as an officer of the Company pursuant to court decision.

6. Confidentiality; Proprietary Rights
   -----------------------------------

     6.1 Confidentiality. Officer recognizes and acknowledges that the systems (including specifications, programs and documentation), the methods and data, and the developments, designs, inventions, improvements, trade secrets and works of authorship, which the Company, or any Officer thereof, owns, plans or develops (whether for its own use or for use by its clients) are confidential and are the property of the Company. All of these materials and information will be referred to below as "Proprietary Information".

          The Officer further recognizes and acknowledges that any discoveries, developments, designs, inventions and improvements, directly or indirectly related to the business of the Company or its clients
          ("Creations") made or acquired by him and whether or not made or acquired by him in business hours or at the premises of the Company and whether or not made or acquired with the assistance of material supplied by the Company and whether or not made or acquired with the assistance of material supplied by the Company and whether or not the Officer shall have been requested by the Company to make or acquire such Creations shall belong to the Company.

          Upon request, the Officer will execute any instrument required to vest in the Company complete title and ownership to such Creations, and will at the request and expense of the Company execute any necessary instrument to obtain legal protection in Israel and foreign countries for such Creation and for the purposes of vesting title thereto in the Company, all without any additional compensation of any kind to the Officer.


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     6.2  Non-Disclosure.  Officer  agrees  that,  except  as  directed  by  the
          Company, he will not, during the term of this Agreement and for an unlimited period of time thereafter disclose to any person or use, directly or indirectly for Officer's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information.


          The Officer shall not disclose the terms of this Agreement to any person or entity within or outside the Company, except as may be required by law.

7. Competitive Activity
   --------------------

     The Officer undertakes not, directly or indirectly (whether as owner, partner, consultant, Officer or otherwise) at any time, during and for 2 years following the Commencement Date, to engage in any work or activity that is competitive with the Company's activities or products actively marketed or under active development by the Company, nor to solicit any Officer of the Company to resign from or otherwise leave the employment of the Company.

     As defined in this Article 8, the term "Commencement Date" shall mean the date in which the Officer terminated his employment with the Company, or the date in which the Officer ceases to be, directly or indirectly (including holdings by a Family Member), an Interested Party at the Company, whichever comes later. For the purpose of this Article 8 the terms "Interested Party" and "Family Member" shall have the same meanings as such terms are defined in Section 1 of the Israeli Securities Law, 1968.

8. Notice
   ------

     For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof, except that notice of change of address shall be effective only upon receipt.

9. Miscellaneous
   -------------

     9.1 No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Officer and the Company.

     9.2 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


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     9.3  No  agreement  or  representations,  oral  or  otherwise,  express  or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.

10. Governing Law
    -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.


11. Entire Agreement
    ----------------

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

12. Headings
    --------

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.




IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Officer has executed this Agreement as of the day and year first above written.





The Company                                          The Officer
-----------                                          -----------


By: /s/Shmuel Bachar                                 /s/Tzahi Langer
    ----------------                                 ---------------
Name: _________________
Title: Chairman of the Board